Exhibit 99.1

Manitex International, Inc. Reports First Quarter 2020 Results

Bridgeview, IL, May 7, 2020 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized industrial equipment, today announced first quarter 2020 results. Net revenues from continuing operations for the first quarter were $48.7 million, compared to $53.1 million in the fourth quarter last year, and net loss from continuing operations was $(7.0) million, or $(0.36) per share, of which $(0.38) was attributable to a $6.7 million non-cash charge related to goodwill and intangible asset impairment. This compares to a slight loss, or $(0.00) per share in the fourth quarter of 2019. Adjusted net income* from continuing operations in the first quarter 2020 was $1.6 million, or $0.08 per share, compared to $1.3 million, or $0.07 per share, for the fourth quarter of 2019.

Q1 Financial Highlights (sequential comparisons, unless otherwise noted):

•	Net revenues of $48.7 million, declined 8.2%

•	Adjusted earnings per share* of $0.08, representing an improvement of 14%

•	Gross margin improved by 230 bps to 21.0%

•	Adjusted EBITDA* improved to $3.5 million, or 7.2% of sales

•	Non-cash goodwill and intangible asset impairment of $(6.7) million or $(0.38) per share results in a net loss

•	Available liquidity of approximately $46 million as of March 31, 2020, including over $22 million of cash and cash equivalents

Note: Results shown are from Continuing Operations

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Operating Highlights:

•	PM Group hits record sales and profitability

•	COVID-19 financial impact of $3 million in revenues due to shut downs

•	CONEXPO orders of $2 million

•	Backlog which was $57 million as of March 31, 2020, declined 12%

•	Book to bill ratio was 0.83:1 in Q1 2020

•	Sabre classified as “Discontinued Operation” in Q1 2020 and subsequent financial reports until a transaction is completed.

“Our commitment to the health and safety of our employees, customers, and business partners, is the first priority for us at Manitex International, and we have taken every necessary step to keep our facilities clean and safe during the COVID-19 pandemic,” said Steve Filipov, CEO of Manitex International. “The team delivered another solid quarter in what continues to be a very challenging business environment. PM Group remains a very bright spot in our portfolio, and we have made notable progress towards our goal of achieving higher levels of penetration in the global articulating cranes market. As we announced in our annual update in March, we started 2020 with robust demand for PM products, but unfortunately with the outbreak of COVID-19 in Italy, we were forced to temporarily halt production at our Italian facilities on March 21st, 2020, with employees being told to stay home. After a 30-day hiatus, we have since reopened and resumed production as of April 21, 2020. And even with these limitations, we delivered higher revenues and improved Adjusted EBITDA, both sequentially and year over year, and the backlog, at approximately $28 million, gives us visibility, all things equal, for a year of solid growth for PM, with healthy double-digit Adjusted EBITDA margins that approach our long-term targets.”

“Turning to our North American operations, we had a slower start to the year and were able to make up some of the shortfall in March. Our operations remained opened during the pandemic, which has allowed us to deliver on our backlog, and as you may know, Texas is a particularly industry-friendly state and did not issue mandatory shut-down orders. Thus far, we have not experienced any COVID-19 cases in our North American facilities. Manitex straight mast crane delivered a quarter in line with our expectations, which also, as we’ve commented, was tempered by lower unit volume/shipments that have trended throughout the industry, and we do see some slowing in orders in stick boom cranes and industrial products, as we look forward into 2020.”

Mr. Filipov added, “We have now reopened our facilities in Italy and are now delivering cranes, parts, and services to our customers. While we had no cancellations or postponements from our customers in the quarter, and that is a notable difference from other downturns we’ve seen in the past, the situation remains difficult to forecast and we are taking every measure to reduce costs, conserve cash, and generate cash from operations. We have taken a number of measures globally to furlough employees, reduce work schedules, minimize capital expenditures, while operating within all the local laws and regulations and health and safety codes.”

“I am confident in our dedicated and diligent team, and we will navigate through this COVID-19 caused uncertainty by keeping focused on our customers, controlling our costs, and maintaining our liquidity,” concluded Mr. Filipov.

Steve Kiefer, President and Chief Operating Officer of Manitex added, “The dedicated team at Manitex worked hard to address the needs of our customers and dealers in the first quarter, which was subject to a not insignificant disruption with the global outbreak of COVID-19. Thanks to our multi-year diversification strategy, our products currently serve a diversified array of end-markets, supporting critical infrastructure needs. Energy sector net sales now represent less than 10% of our total sales, and our participation in critical market segments such as telecom, electrical utility, military, and construction continues to increase.

“As the world started to respond to COVID-19, in addition to additional health and safety measures that we implemented, we began the second quarter with an increased focus on identifying and implementing actions to reduce costs, maintaining our liquidity and improving working capital performance. We believe that these cost-conscious measures will enable us to meet our margin targets and position us for recovery, when the equipment markets start to turn. On the revenues side, in early-April, we introduced over seven new or improved products at the CONEXPO trade show in Las Vegas. Customer reception to these products was positive and generated initial orders. We are also beginning shipments of a $5.4 Million order from an international military customer in the quarter, and we are pursuing additional military orders and anticipate further announcements in the coming months.

Going forward, we will continue monitoring overall economic conditions and take all appropriate actions necessary to weather the storm and emerge from the COVID-19 pandemic a stronger company,” concluded Mr. Kiefer

Other Matters:

The Company continues to comply with the SEC investigation regarding the Company’s restatement of prior financial statements.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 800-347-6311 if calling within the United States or 323-994-2132 if calling internationally. A replay will be available until May 14, 2020, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 3703531 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three-month periods ended March 31, 2020 and 2019, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three-month periods ended March 31, 2020 and 2019 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, MAC, PM-Tadano, Oil & Steel, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates Inc.
Steve Filipov	Peter Seltzberg, Managing Director
Chief Executive Officer	Investor Relations
(708) 237-2054	(516) 419-9915
sfilipov@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of March 31,	As of December 31,
	2020	2019
	Unaudited	Unaudited
ASSETS
Current assets
Cash	$22,101	$23,327
Cash - restricted	219	217
Trade receivables (net)	34,897	34,725
Other receivables	2,648	1,033
Inventory (net)	64,360	57,818
Prepaid expense and other	5,050	4,706
Current assets of discountinued operations	1,597	1,591

Total current assets	130,872	123,417

Total fixed assets, net of accumulated depreciation of $17,003 and $16,818 at March 31, 2020 and December 31, 2019, respectively	18,627	19,035
Operating lease assets	2,294	2,174
Intangible assets (net)	16,117	17,032
Goodwill	25,621	32,635
Other long-term assets	250	281
Deferred tax asset	395	441
Long-term assets of discountinued operations	331	413

Total assets	$194,507	$195,428

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$19,018	$18,212
Covertible note-related party (net)	7,367	7,323
Convertible note (net)	7,927	—
Current portion of finance lease obligations	474	476
Current portion of operating lease liabilities	785	813
Accounts payable	37,944	29,593
Accounts payable related parties	112	228
Accrued expenses	8,963	9,138
Customer deposits	1,209	1,493
Current liabilities of discountinued operations	558	800

Total current liabilities	84,357	68,076

Long-term liabilities
Revolving term credit facilities	6,000	—
Notes payable (net)	19,060	19,446
Finance lease obligation (net of current portion)	4,473	4,584
Non-current operating lease liabilities	1,508	1,361
Convertible note (net)	—	14,760
Deferred gain on sale of property	647	667
Deferred tax liability	592	721
Other long-term liabilities	5,745	5,913
Long-term liabilities of discountinued operations	350	350

Total long-term liabilities	38,375	47,802

Total liabilities	122,732	115,878

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at March 31, 2020 and December 31, 2019	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,760,120 and 19,713,185 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	131,049	130,710
Paid in capital	2,663	2,793
Retained deficit	(57,729)	(50,253)
Accumulated other comprehensive loss	(4,208)	(3,700)

Total equity	71,775	79,550

Total liabilities and equity	$194,507	$195,428

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended March 31,
	2020	2019
	Unaudited	Unaudited
Net revenues	$48,733	$54,425
Cost of sales	38,486	42,433

Gross profit	10,247	11,992
Operating expenses
Research and development costs	687	687
Selling, general and administrative expenses	8,039	9,116
Impairment of intangibles	6,722	—

Total operating expenses	15,448	9,803

Operating (loss) income	(5,201)	2,189
Other expense
Interest expense	(1,084)	(1,108)
Interest income	60	69
Change in fair value of securities held	—	810
Foreign currency transaction loss	(418)	(433)
Other income (expense)	3	(21)

Total other expense	(1,439)	(683)

(Loss) Income before income taxes from continuing operations	(6,640)	1,506
Income tax expense from continuing operations	404	197

Net (loss) income from continuing operations	$(7,044)	$1,309

Discontinued operations
Loss from operations of discontinued operations	(388)	(446)
Income tax expense (benefit)	44	(47)

Loss from discontinued operations	(432)	(399)

Net (loss) income	(7,476)	910

(Loss) earnings per share
Basic
(Loss) earnings from continuing operations	$(0.36)	$0.07
Loss from discontinued operations	$(0.02)	$(0.02)
Net (loss) earnings	$(0.38)	$0.05
Diluted
(Loss) earnings from continuing operations	$(0.36)	$0.07
Loss from discontinued operations	$(0.02)	$(0.02)
Net (loss) earnings	$(0.38)	$0.05
Weighted average common shares outstanding
Basic	19,733,772	19,678,081
Diluted	19,733,772	19,694,973

Note: Results shown are from Continuing Operations

Net Sales and Gross Margin % (in thousands)

	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$48,733	$48,733	$53,090	$53,090	$54,425	$54,425
% change Vs Q4 2019	-8.2%	-8.2%
% change Vs Q1 2019	-10.5%	-10.5%
% change Vs Q1 2019 without FX impact		-9.1%
Gross margin % of net sales	21.0%	21.2%	18.7%	19.3%	22.0%	22.9%
Gross margin % of net sales (value-add)		22.7%		20.6%		24.2%

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA (in thousands)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Operating (loss) income	($5,201)	$1,493	$2,189
Adjustments related to trade show, customer declared bankruptcy, discontinued model, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring and other expenses	7,668	779	819
Adjusted operating income	2,467	2,272	3,008
Depreciation and amortization	1,038	1,065	1,066
Adjusted EBITDA	$3,505	$3,337	$4,074
Adjusted EBITDA % to sales	7.2%	6.3%	7.5%

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (in thousands)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net (loss) income	($7,044)	($54)	$1,309
Adjustments related to change in fair value of securities, trade show, discontinued model, customer declared bankruptcy, foreign exchange, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring, and other expenses (including net tax impact)	8,647	1,358	258
Adjusted net income	$1,603	$1,304	$1,567
Weighted diluted shares outstanding	19,733,772	19,696,093	19,694,973
Diluted (loss) earnings per shares as reported	($0.36)	($0.00)	$0.07
Total EPS effect	$0.44	$0.07	$0.01
Adjusted diluted earnings per share	$0.08	$0.07	$0.08

Change in Fair Market Value of Securities, Discontinued Model, Foreign Exchange, Goodwill and Intangible Asset Impairment, Restatement, Restricted Stock, Restructuring, Plant Closing, Trade Show and other Expenses

	Three Months Ended
Adjustments	March 31, 2020	December 31, 2019	March 31, 2019
Goodwill and intangible asset impairment	$6,722	—	—
Trade show	546	—	—
Restricted stock	222	156	159
Discontinued model	69	126	—
Restructuring	1	38	354
Customer declared bankruptcy - bad debt	—	140	—
Legal settlement	—	88	—
Restatement expenses	—	—	49
Change in accounting estimates - Inventory reserve	—	166	—
Plant closing	—	—	44
Other expenses	108	65	213
Total adjustments to operating income (loss)	$7,668	$779	$819
Change in fair market value of securities	—	—	(810)
Foreign exchange	418	126	433
Total pre-tax adjustments	$8,086	$905	$442
Net tax impact (including discrete items)	561	453	(184)
Total adjustments	$8,647	$1,358	$258

Backlog

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Backlog from continuing operations	$57,045	$65,263	$56,207	$53,695	$68,826
Change Versus Current Period		-12.6%	1.5%	6.2%	-17.1%

Net Debt

Net debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	March 31, 2020	December 31, 2019
Cash & cash equivalents	$22,320	$23,544
Notes payable - short term	$19,018	$18,212
Current portion of finance leases	474	476
Convertible notes	15,294	22,083
Notes payable - long term	19,060	19,446
Finance lease obligations	4,473	4,584
Revolver	6,000	—
Total debt	$64,319	$64,801
Net debt	$41,999	$41,257